PRICING SUPPLEMENT NO. 86                                         Rule 424(b)(3)
DATED: May 12, 1999                                           File No. 333-61437

(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated August 26, 1998)

                                 $7,315,045,162

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTES, SERIES B

             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:  $150,000,000                      Floating Rate Notes [x]             Book Entry Notes [x]
Original Issue Date:                                 Fixed Rate Notes [_]                Certificated Notes [_]
May 17, 1999

Maturity Date:                                       CUSIP#: 073928 JK 0
May 16, 2003
Option to Extend Maturity:                           No  [x]
                                                     Yes [_]   Final Maturity Date:

                                                                    Optional                         Optional
                                   Redemption                       Repayment                        Repayment
Redeemable On                      Price(s)                         Date(s)                          Price(s)
N/A                                N/A                              N/A                              N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                                      Maximum Interest Rate: N/A

[_]          Commercial Paper Rate                        Minimum Interest Rate: N/A

[_]          Federal Funds Rate                           Interest Reset Date(s): *

[_]          Treasury Rate                                Interest Reset Period: Three Months

[_]          LIBOR Reuters                                Interest Payment Date(s): **

[x]          LIBOR Telerate

[_]          Prime Rate                                   Interest Payment Period: Quarterly

[_]          CMT Rate

Initial Interest Rate: ***




NY2:\445196\02\9J$K02!.DOC\22625.0122

 Index Maturity:  Three Months

 Spread (plus or minus): +0.325%

*       8/16/99, 11/16/99, 2/16/00, 5/16/00, 8/16/00, 11/16/00, 2/16/01,
        5/16/01, 8/16/01, 11/16/01, 2/18/02, 5/16/02, 8/16/02, 11/16/02 and
        2/17/03.

**      8/16/99, 11/16/99, 2/16/00, 5/16/00, 8/16/00, 11/16/00, 2/16/01,
        5/16/01, 8/16/01, 11/16/01, 2/18/02, 5/16/02, 8/16/02, 11/16/02, 2/17/03
        and 5/16/03.

***     The three-month LIBOR rate on May 13, 1999 plus 32.5 basis points.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.







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